UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2020

VSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-03676	54-0649263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6348 Walker Lane
Alexandria,	Virginia	22310
(Address of Principal Executive Offices)		(Zip Code)

(703) 960-4600
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.05 per share	VSEC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

VSE CORPORATION

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2020, VSE Corporation (“VSE” or the “Company”) announced that Thomas R. Loftus had informed the Company of his intention to retire as Executive Vice President and Chief Financial Officer of the Company. Mr. Loftus has been employed by VSE in various capacities for 42 years and has served as the Company’s Chief Financial Officer since 2002.

In conjunction with Mr. Loftus planned retirement, Mr. Loftus has agreed to remain in his current role with the Company until a successor is named. VSE expects to name a successor during the fourth quarter 2020.

To ensure an orderly transition of his duties, VSE will enter into a consulting agreement with Mr. Loftus effective upon his retirement with the Company through the end of the first quarter of 2021. Mr. Loftus’ retirement was not as a result of any issues or disagreements with the Company, including on any matters related to the Company’s financial disclosures, accounting policies or practices.

A copy of the Company’s press release dated September 30, 2020 announcing Mr. Loftus’ retirement is included as Exhibit 99.1 to this Current Report on Form 8-K as is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number

99.1 Press release dated September 30, 2020, entitled “VSE Corporation Announces CFO Retirement”

VSE CORPORATION AND SUBSIDIARIES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VSE CORPORATION
(Registrant)

Date:	October 1, 2020	By:	/s/ Thomas M. Kiernan
Thomas M. Kiernan
Vice President, General Counsel and Secretary